Exhibit 99.1

Tesco Corporation Announces Fourth Quarter 2013
Earnings Release Date and Conference Call Information

For Immediate Release

Trading Symbol:
“TESO” on NASDAQ
February 14, 2014

Tesco Corporation has scheduled a conference call to discuss its fourth quarter 2013 results on Friday, February 28, 2014 at 10:00 AM Central Time. Financial results for the fourth quarter of 2013 are expected to be released Thursday, February 27, 2014 after market close. Individuals who wish to participate in the conference call should dial US/Canada (877) 312-5422 or International (253) 237-1122 approximately five to ten minutes prior to the scheduled start time of the call. The conference ID for this call is 55513287.

The conference call and all questions and answers will be recorded and made available until March 28, 2014. To listen to the recording call (855) 859-2056 or (404) 537-3406 and enter conference ID 55513287.

The conference call will be webcast live as well as for on-demand listening at the Company’s web site, www.tescocorp.com. Listeners may access the call through the “Conference Calls” link in the Investor Relations section of the site.

Tesco Corporation is a global leader in the design, manufacture and service of technology based solutions for the upstream energy industry. The Corporation seeks to change the way people drill wells by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for and producing oil and gas.

For further information please contact:
Chris Boone (713) 359-7000
Tesco Corporation

FORWARD-LOOKING STATEMENTS

This presentation contains statements that may constitute “forward-looking statements” within the meaning of the US Private Securities Litigation Reform Act of 1995. These statements include, among others, statements regarding expectations of future revenues, activities, capital expenditures and earnings and technical results. These statements are based on current expectations that involve a number of risks and uncertainties, which could cause actual results to differ from those anticipated. These risks include, but are not limited to: the background risks of the drilling services industry (e.g. operational risks; potential delays or changes in plans with respect to customers’ exploration or development projects or capital expenditures; the uncertainty of estimates and projections relating to levels of rental activities; uncertainty of estimates and projections of costs and expenses; risks in conducting foreign operations (e.g. political and fiscal instability) and exchange rate fluctuations); uncertainty and risks in technical results and performance of technology; and other uncertainties.